Exhibit 99.1

                         Form 3 Joint Filer information


Name:                                       TVM IV Management GmbH & Co. KG

Address:                                    101 Arch Street, Suite 1950, Boston,
                                            MA  02110

Designated Filer:                           TVM IV GmbH & Co. KG

Issuer & Ticker Symbol:                     Epicept Corporation (EPCT)

Date of Event Requiring Statement:          January 4, 2006

The undersigned does hereby appoints TVM IV GmbH & Co. KG as the true and lawful attorney of the undersigned, and authorizes and designates it to sign on behalf of the undersigned filings, agreements, documents and any amendments thereto made by or on behalf of the undersigned in respect of the beneficial ownership of equity securities held, directly, indirectly or beneficially, by the undersigned, pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder.

This statement confirms that the undersigned, TVM IV Management GmbH & Co. KG, has authorized and designated TVM IV GmbH & Co. KG to execute and file with the SEC as a result of the undersigned's ownership of or transactions in securities of Epicept Corporation The authority of TVM IV GmbH & Co. KG under this statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to its ownership of or transaction in securities of Epicept Corporation, unless earlier revoked in writing. The undersigned acknowledges that TVM IV GmbH & Co. KG is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.


TVM IV MANAGEMENT GMBH & CO. KG

By:     /s/ Mark G. Cipriano
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Title:  Managing Limited Partner
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By:    /s/ Gert Caspritz
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Title: Managing Limited Partner
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